                                                                    EXHIBIT 99.1


ROWAN REPORTS IMPROVED FINANCIAL RESULTS

HOUSTON, Jan 13, 2000 /PRNewswire via COMTEX/ -- Net income amounted to $2.4 million, or $.03 per share, in the fourth quarter of 1999 compared to $0.6 million, or $.01 per share, in the third quarter of 1999. Net income was $4.8 million, or $.06 per share, in the fourth quarter of 1998. For the year ended December 31, 1999, the Company incurred a net loss of $9.7 million, or $.12 per share, compared to net income of $124.5 million, or $1.43 per share, in 1998.

The improvement in results between the third and fourth quarters of 1999 was largely due to the contribution of the drilling division. Results for the fourth quarter were negatively impacted by mobilization expense of approximately $3.9 million, or about $.03 per share, to relocate Gorilla V and the Rowan-Halifax from the North Sea to eastern Canada and the Gulf of Mexico, respectively. Additionally, the Gorilla V contract dispute with Amoco (UK) Exploration Company reduced quarterly revenues and pre-tax income by approximately $16 million.

C. R. Palmer, Chairman and Chief Executive Officer, commented, "What a difference a year makes. At this time last year, our offshore rig utilization was 36% and our average day rate was $67,900 and declining. Currently, our rig utilization is 91% and our average day rate is $41,200 and increasing. Fortunately, Rowan's stock price clearly reflects the improving business outlook -- near $21.00 per share today, up from less than $11.00 a year ago.

"Demand for energy is increasing and energy prices have stabilized -- at least for the moment. The fundamentals are in place for continued improvement in financial performance.

"We believe we are in the right places, with the right equipment and personnel. Go RDC!"

Rowan Companies, Inc. (NYSE: RDC) is a major provider of international and domestic offshore contract drilling and aviation services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining, timber and transportation industries, and a marine division that has designed and built over one-third of all mobile offshore jack-up drilling rigs, including all 21 operated by the Company. The Company's stock is traded on the New York Stock Exchange and the Pacific Stock Exchange.

Common Stock trading symbol: RDC.
Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575.
Website: www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, the general economy, including inflation, weather conditions in the Company's principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company's filings with the U.S. Securities and Exchange Commission.

                              ROWAN COMPANIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Unaudited (In Thousands)


                                                                                      DECEMBER 31
                                                                           ---------------------------------
                                  ASSETS                                         1999             1998
                                                                           ---------------- ----------------
Cash and short-term investments ..........................................   $   87,055          $  148,834
Accounts receivable.......................................................       93,083              81,097
Inventories...............................................................      120,456             113,916
Other current assets......................................................       24,481              21,805
                                                                                -------          ----------
       Total current assets...............................................      325,075             365,652
Property, plant and equipment - net.......................................    1,025,739             877,197
Other assets..............................................................        5,253               6,259
                                                                             ----------          ----------
       TOTAL..............................................................   $1,356,067          $1,249,108
                                                                             ==========          ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt......................................   $  129,123          $   12,756
Other current liabilities.................................................       73,160              66,837
                                                                             ----------          ----------
       Total current liabilities..........................................      202,283              79,593
Long-term debt............................................................      296,677             310,250
Other liabilities.........................................................      133,383             129,269
Stockholders' equity......................................................      723,724             729,996
                                                                             ----------          ----------
       TOTAL..............................................................   $1,356,067          $1,249,108
                                                                             ==========          ==========

                      CONSOLIDATED STATEMENT OF OPERATIONS
                Unaudited (In Thousands Except Per Share Amounts)

                                                        FOR THE THREE MONTHS         FOR THE TWELVE MONTHS
                                                          ENDED DECEMBER 31            ENDED DECEMBER 31
                                                       ----------------------        --------------------
                                                         1999          1998            1999        1998
                                                       --------      --------        --------    --------
REVENUES:
Drilling services...................................   $ 71,269      $ 72,472        $260,939    $431,664
Manufacturing sales and services....................     25,892        39,482          95,545     158,913
Aviation services...................................     24,256        22,772         104,078     115,773
                                                       --------      --------        --------     -------
     TOTAL..........................................    121,417       134,726         460,562     706,350
                                                       --------      --------        --------     -------
COSTS AND EXPENSES:
Drilling services...................................     53,558        57,388         214,230     219,628
Manufacturing sales and services....................     22,060        32,411          88,431     134,542
Aviation services...................................     22,841        23,379          94,413     101,899
Depreciation and amortization.......................     13,843        12,856          54,699      49,703
General and administrative..........................      4,338         4,721          18,399      18,366
                                                       --------      --------        --------    --------
     TOTAL..........................................    116,640       130,755         470,172     524,138
                                                       --------      --------        --------    --------

INCOME (LOSS) FROM OPERATIONS.......................      4,777         3,971          (9,610)    182,212
                                                       --------      --------        --------    --------

OTHER INCOME (EXPENSE):
Interest expense....................................     (6,698)       (4,747)        (22,755)    (17,500)
Less interest capitalized...........................      3,684         4,582          11,238      16,264
Gain on disposals of property, plant                                    2,059           1,482       5,125
     and equipment..................................        458
Interest income.....................................      1,018         2,026           4,583       7,205
Other - net                                                  50           119             526         395
                                                       --------      --------        --------    --------

     OTHER INCOME (EXPENSE) - NET...................     (1,488)        4,039          (4,926)     11,489
                                                       --------      --------        --------    --------

INCOME (LOSS) BEFORE INCOME TAXES:..................      3,289         8,010         (14,536)    193,701
     Provision (credit) for income taxes............        932         3,193          (4,870)     69,241
                                                       --------      --------        --------    --------
NET INCOME (LOSS)...................................   $  2,357      $  4,817        $ (9,666)   $124,460
                                                       ========      ========        ========    ========
EARNINGS (LOS) PER COMMON SHARE:
Basic...............................................   $    .03      $    .06        $   (.12)   $   1.45
                                                       ========      ========        ========    ========
Diluted.............................................   $    .03      $    .06        $   (.12)   $   1.43
                                                       ========      ========        ========    ========

DILUTED SHARES......................................     84,764        84,617          84,455      87,289

                              ROWAN COMPANIES, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                            Unaudited (In Thousands)

                                                                                     FOR THE TWELVE MONTHS
                                                                                       ENDED DECEMBER 31
                                                                              ---------------------------------
                                                                                   1999                 1998
                                                                              ------------------ --------------
CASH PROVIDED BY (USED IN):
     Operations:
         Net income (loss)................................................         $ (9,666)          $124,460
         Adjustments to reconcile net income (loss) to net cash
              provided by operations:
              Depreciation and amortization...............................           54,699             49,703
              Deferred income taxes.......................................           (4,419)            49,781
              Other - net.................................................            4,427                235
         Net changes in current assets and liabilities....................           (7,791)            23,252
         Net changes in other noncurrent assets and liabilities...........              656                262
                                                                                   --------           --------
     Net cash provided by operations......................................           37,906            247,693
                                                                                   --------           --------
     Investing activities:
         Property, plant and equipment additions..........................         (204,698)          (247,747)
         Proceeds from disposals of property, plant and equipment.........            3,160              8,090
         Proceeds from disposition of investment in 49% owned
              company.....................................................               --             19,550

     Net cash used in investing activities................................         (201,529)          (220,107)
                                                                                   --------           --------
     Financing activities:
         Proceeds from borrowings.........................................          115,550            103,012
         Repayments of borrowings.........................................          (12,756)           (36,156)
         Payments to acquire treasury stock...............................           (2,258)           (55,638)
         Other - net......................................................            1,308              1,698
                                                                                   --------           --------
     Net cash provided by financing activities............................          101,844             12,916
                                                                                   --------           --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........................          (61,779)            40,502
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............................          148,832            108,332
                                                                                   --------           --------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................................         $ 87,055           $148,834
                                                                                   ========           ========